FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY PROPOSES CORPORATE

NAME CHANGE TO LRAD CORPORATION

Retired Deloitte & Touche Partner, Helen C. Adams,

Nominated to Serve on Board of Directors

SAN DIEGO, CA, January 14, 2010 - American Technology Corporation (ATC) (NASDAQ: ATCO), the innovator and distributor of the Long Range Acoustic Device™ (LRAD®) product line, today announced that it has filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement pursuant to which it intends to propose to its shareholders changing its name to LRAD Corporation and has nominated Helen C. Adams to be elected as an independent member of its board of directors.

Addressing the Company's proposed name change Tom Brown, president and CEO of ATC, stated, "With improving operating results and the growing global recognition of LRAD as the worldwide standard in acoustic hailing devices, we believe changing our Company name to LRAD Corporation will create greater domestic and international awareness for our LRAD systems and open the door to greater interest from Wall Street and the worldwide investment community."

In connection with the corporate name change, the Company has reserved the ticker symbol 'LRAD' with NASDAQ and is scheduled to re-domicile its website from www.atcsd.com to www.lradx.com.

Ms. Adams is being nominated to the Company's board of directors to fill the vacancy that will be created by Daniel H. Hunter's decision not to seek re-election after nine years of service.

Ms. Adams retired in 2009 as a partner with Deloitte & Touche LLP, certified public accounting firm. She has over 27 years of experience with Deloitte, and served in many leadership roles both within and outside the firm. Throughout her career, Ms. Adams has been a champion of process improvement within the accounting profession, and most recently served on Deloitte's National Steering Committee for the Assurance and Advisory Services Group.

Ms. Adams experience and background with Deloitte was particularly focused on emerging technologies and alternative energy, including wind energy, solar, and other forms of clean technology. She is considered an international expert in the field, and frequently consulted with companies and power development professionals regarding complex issues facing companies in the independent power production industry in the US and abroad. Ms. Adams is currently the Chairman of the Board of Directors of Athena - San Diego, a professional organization for executive women in science and technology. Ms. Adams is a certified public accountant, and has a B.S. in Accounting from San Diego State University.

"We are pleased Helen has accepted our nomination and look forward to the shareholders consideration of her nomination at our upcoming annual meeting," commented Brown. "Ms. Adams has considerable financial, accounting and alternative energy experience that would be a great asset to our board of directors."

"With our proprietary LRAD systems proving increasingly effective in clean energy applications with wildlife preservation and control issues, Helen's extensive knowledge and expertise in this area will prove invaluable in our efforts to grow our LRAD business in this emerging market," Brown added.

The Company has scheduled March 24, 2010 as the date for its annual meeting of shareholders.

About American Technology Corporation

American Technology Corporation is providing directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC's Long Range Acoustic Device™ (LRAD®) and other directed sound technologies comprise the core of an expanding portfolio of products being used around the world in diverse applications including, global military deployments, maritime security, critical infrastructure and commercial security, border and port security, law enforcement and emergency responder communications, and wildlife preservation and control. For more information about ATC and its directed sound products, please visit the company's web site at www.atcsd.com.

IMPORTANT INFORMATION: This press release is not a solicitation of a proxy from any ATC stockholder. ATC has filed a preliminary proxy statement with the SEC and will file with the SEC and distribute to stockholders a definitive prosy statement and related materials relating to its 2010 Annual Meeting of Stockholders reflecting the foregoing matters. ATC STOCKHOLDERS ARE ADVISED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT AND RELATED DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. The 2010 proxy statement, related material and other reports that ATC files with the SEC, when available, can be obtained free of charge at the SEC's web site at www.sec.gov or through the Investors section of the Company's website at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2009. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Robert Putnam

Investor Relations

(858) 676-0519

robert@atcsd.com